Exhibit 10.18.1

                               First Amendment to
                        Philipp Brothers Chemicals, Inc.
                              Retirement Income and
                           Deferred Compensation Plan

            Section 3.03 of the Philipp Brothers Chemicals, Inc. Retirement Income and Deferred Compensation Plan is replaced in its entirety by the following:

                                  Section 3.03

"Survivor's Income Benefit." If a Participant shall die during his employment prior to having begun to receive any Retirement Income Benefits hereunder, his Beneficiary shall be entitled to receive, in said Beneficiary's discretion, a monthly death benefit in an amount equal to the greater of (i) the then value of said Participant's Retirement Income Benefit (hereinafter "Survivor's Retirement Benefit"), or (ii) an amount determined under Section 3.03.1 or Section 3.03.2, as the case may be. Notwithstanding anything to the contrary contained herein, the Survivor's Income Benefit under this Section 3.03 shall in no event be greater than $1,500,000.

      Section 3.03.1. If said Participant died prior to attaining the age of forty (40) years, an amount equal to three (3) times the Participant's Annual Compensation at the time of death (annualized) but, for the sole purpose of calculations under this Section 3.03.1, in no event shall the Participant's Annual Compensation be considered to be more than $500,000.

      Section 3.03.2. If said Participant died after attaining the age of forty
(40) years, an amount equal to two (2) times the Participant's Annual Compensation at the time of death (annualized) but, for the sole purpose of calculations under this Section 3.03.2, in no event shall the Participant's Annual Compensation be considered to be more than $750,000.

      Section 3.03.3. The benefit determined under Section 3.03.1 or Section 3.03.2, as the case may be, is hereinafter referred to as the "Annualized Benefit".

      The foregoing amendment shall be effective for the calendar year commencing January 1, 1999.
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                               Second Amendment to
                        Philipp Brothers Chemicals, Inc.
                              Retirement Income and
                           Deferred Compensation Plan

            Article VII of the Philipp Brothers Chemicals, Inc. Retirement Income and Deferred Compensation Plan is amended to include the following additional section:

                                  Section 7.02

A Participant may elect, at any time up to thirty (30) days prior to attaining his Normal Retirement Date or Early Retirement Date, to defer the distribution of his Deferred Compensation Account, whether in a lump sum or in monthly installments, for a maximum period of five (5) years following the date of termination of his service with the Company. If a Participant's service with the company terminates prior to his attaining his Early Retirement Date as a result of what the Committee deems in its sole discretion to be a company-wide reduction in force, then such Participant shall similarly be eligible to defer the distribution of his Deferred Compensation Account for a maximum period of five (5) years following the date of termination of his service with the Company.

If the Participant elects to defer the distribution of his Deferred Compensation Account under this Section 7.02 and have it distributed subsequent to the date of termination of his service with the Company, no such additional interest as specified in Section 6.03 shall be credited during the deferral period.

            The foregoing amendment shall be effective for the calendar year commencing January 1, 1999.

                               Third Amendment to
                        Philipp Brothers Chemicals, Inc.
                              Retirement Income and
                           Deferred Compensation Plan

      1. Section 2.01 of the Philipp Brothers Chemicals, Inc. Retirement Income and Deferred Compensation Plan (the "Plan") is replaced in its entirely by the following:

                                  Section 2.01

During the first Plan Year, each Participant shall notify Company within thirty
(30) days of the Effective Date, on a form provided by Company, of the portion, if any, of said Participants' Base Salary Amount in excess of $150,000 payable to said Participant for the period in 1994 subsequent to the date of such election, that said Participant elects to defer (the "1994 Deferral Amount"). Thereafter, on or before the fifteenth (15th) day of the month preceding the first month of each twelve (12) month period commencing January 1, 1995 during his employment, each Participant shall notify Company, on a form provided by Company, of the portion, if any, of said Participant's Base Salary Amount in excess of $150,000 payable to said Participant in the next calendar year that said Participant elects to defer (hereinafter "Annual Deferral"). The election, once made, shall be irrevocable. However, a Participant who has received a Hardship Distribution of an amount greater than fifty percent (50%) of his Deferred Compensation Account at the time of such withdrawal as provided for in
Section 8.01, shall not be eligible to elect an Annual Deferral until after the close of the calendar year following the date of such Hardship Distribution.

      2. Section 8.01 of the Plan is replaced in its entirety by the following:

                                  Section 8.01

In the event a Participant has an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal or other unforseen occurrence which constitutes an unforeseeable emergency in the affairs of the Participant creating a hardship upon him, he may apply to the Committee for permission to withdraw up to the entire amount in his Deferred Compensation Account. Upon receipt of such request, the Committee will promptly act upon such request and will determine, in its sole discretion, whether to approve the distribution of the requested amount, or any portion thereof. The requested amount, to the extent it is approved by the Committee, will be distributed to said Participant within thirty (30) days of said approval.

      3. The foregoing amendments shall be effective for the calendar year commencing January 1, 1999.